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                                                                 EXHIBIT 10.7(C)


                            INDEMNIFICATION AGREEMENT


         This Agreement made as of March 5, 2001, between PracticeWorks, Inc., a Delaware corporation (the "Company") and James A. Cochran, a director, officer, employee or agent of the Company (the "Indemnitee");

         WHEREAS, the Company and the Indemnitee are each aware of conditions in the insurance industry that have affected and may continue to affect the Company's ability to obtain appropriate directors' and officers' liability insurance on an economically acceptable basis;

         WHEREAS, the Company and the Indemnitee are also aware of the exposure to litigation of officers, directors, employees and agents of corporations as such persons exercise their duties to the Company;

         WHEREAS, the Company desires to continue to benefit from the services of highly qualified and experienced persons such as the Indemnitee;

         WHEREAS, the Indemnitee desires to serve or to continue to serve the Company as a director, officer, employee or agent, including service at the request of the Company as a director, officer or trustee of another corporation, joint venture, trust or other enterprise, for so long as the Company continues to provide on an acceptable basis indemnification against certain liabilities and expenses which may be incurred by the Indemnitee.

         NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, the parties hereto agree as follows:

1. INDEMNIFICATION. The Company shall indemnify the Indemnitee with respect to his activities as a director, officer or employee of the Company or as a person who is serving or has served at the request of the Company ("Agent") as a director, officer or trustee of another corporation, joint venture, trust or other enterprise against expenses (including attorneys' fees, judgments, fines, and amounts paid in settlement) actually and reasonably incurred by him ("Expenses") in connection with any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), to which he was, is, or is threatened to be made a party by reason of facts which include his being or having been such a director, officer, employee or agent to the extent of the highest and most advantageous to the Indemnitee, as determined by the Indemnitee, of one or any combination of the following:

         (a) The benefits provided by the Company's Certificate of Incorporation or By-Laws in effect on the date hereof, a copy of the relevant portions of which are attached hereto as Exhibit I;

         (b) The benefits provided by the Company's Certificate of Incorporation or By-Laws or their equivalent in effect at the time Expenses are incurred by Indemnitee;


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         (c)      The benefits allowable under Delaware law in effect at the date hereof;

         (d) The benefits allowable under the law of the jurisdiction under which the Company exists at the time Expenses are incurred by the Indemnitee;

         (e) The benefits available under liability insurance obtained by the Company; and

         (f) Such other benefits as may be otherwise available to Indemnitee under then existing practices of the Company.

         A combination of two or more of the benefits provided by (a) through
(f) shall be available only to the extent that the Applicable Document, as hereafter defined, does not require that the benefits provided therein must be exclusive of other benefits. The document or law providing for the benefits listed in items (a) through (f) above is called the "Applicable Document" in this Agreement. The Company hereby undertakes to assist Indemnitee, in all proper and legal ways, to obtain the benefits selected by Indemnitee under items
(a) through (f) above.

2. INSURANCE. The Company shall maintain directors' and officers' liability insurance for so long as Indemnitee's services are covered hereunder, provided and to the extent that such insurance is available on a commercially reasonable basis. In the event the Company maintains directors' and officers' liability insurance, Indemnitee shall be named as an insured in such manner as to provide Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Company's officers or directors. However, the Company agrees that the provisions hereof shall remain in effect regardless of whether liability or other insurance coverage is at any time obtained or retained by the Company; except that any payments made under an insurance policy shall reduce the obligations of the Company hereunder.

3. PAYMENT OF EXPENSES. At Indemnitee's request, the Company shall pay the Expenses when incurred by Indemnitee upon receipt of an undertaking in the form of Exhibit II attached hereto by or on behalf of Indemnitee to repay such amounts so paid on his behalf if it shall ultimately be determined under the Applicable Document that he is not entitled to be indemnified by the Company for such Expenses. That portion of Expenses which represents attorneys' fees and other costs incurred in defending any Proceeding shall be paid by the Company within thirty (30) days of its receipt of such request, together with such reasonable documentation evidencing the amount and nature of such Expenses as the Company shall require, subject to its also receiving such undertaking.

4. ADDITIONAL RIGHTS. The indemnification provided in this Agreement shall not be deemed exclusive of any other indemnification or rights to which Indemnitee may be entitled and shall continue after Indemnitee has ceased to occupy a position as an officer, director, employee or agent as described in Paragraph 1 above with respect to Proceedings relating to or arising out of Indemnitee's acts or omissions during his service in such position.


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5.       NOTICE TO COMPANY. Indemnitee shall provide to the Company prompt written notice of any proceeding brought, threatened, asserted or commenced against Indemnitee with respect to which Indemnitee may assert a right to indemnification hereunder. Indemnitee shall not make any admission or effect any settlement without the Company's written consent unless Indemnitee shall have determined to undertake his own defense in such matter and has waived the benefits of this Agreement. The Company shall not settle any Proceeding to which Indemnitee is a party in any manner which would impose any penalty on Indemnitee without his written consent. Neither Indemnitee nor the Company will unreasonably withhold consent to any proposed settlement. Indemnitee shall cooperate to the extent reasonably possible with the Company and/or its insurers, in attempts to defend and/or settle such Proceeding.

6. ASSUMPTION OF DEFENSE. Except as otherwise provided below, to the extent that it may wish, the Company jointly with any other indemnifying party similarly notified will be entitled to assume Indemnitee's defense in any Proceeding, with counsel mutually satisfactory to Indemnitee and the Company. After notice from the Company to Indemnitee of the Company's election so to assume such defense, the Company will not be liable to Indemnitee under this Agreement for Expenses subsequently incurred by Indemnitee in connection with the defense thereof other than reasonable costs of investigation or as otherwise provided below. Indemnitee shall have the right to employ counsel in such Proceeding, but the fees and expenses of such counsel incurred after notice from the Company of its assumption of the defense thereof shall be at Indemnitee's expense unless:

         (a) The employment of counsel by Indemnitee has been authorized by the Company;

         (b) Indemnitee shall have reasonably concluded that there may be a conflict of interest between Indemnitee and the Company in the conduct of the defense of such Proceeding; or

         (c) The Company shall not in fact have employed counsel to assume the defense of such Proceeding, in each of which cases the fees and expenses of counsel shall be at the expense of the Company. The Company shall not be entitled to assume the defense of Indemnitee in any Proceeding brought by or on behalf of the Company or as to which Indemnitee shall have made the conclusion provided for in clause (b) above.

7.       ARBITRATION AND ENFORCEMENT.

         (a) In the event that any dispute or controversy shall arise between Indemnitee and the Company with respect to whether the Indemnitee is entitled to indemnification in connection with any Proceeding or with respect to the amount of Expenses incurred, such dispute or controversy shall be submitted by the parties to binding arbitration before a single arbitrator at Atlanta, Georgia. If the parties cannot agree on a designated arbitrator fifteen (15) days after arbitration is requested in writing by either of them, the arbitration shall proceed before an arbitrator appointed by, and in accordance with the rules then in effect of, one of the following bodies, which shall be chosen by the initiator of such arbitration:

                  (i) the American Arbitration Association;


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                  (ii) the CPR Institute for Dispute Resolution; or
                  (iii) Judicial Arbitration and Mediation Services, Inc.

         The award shall be rendered in such form that judgment may be entered thereon in any court having jurisdiction thereof.

         (b) Reasonable expenses incurred by Indemnitee in connection with his request for indemnification hereunder shall be borne by the Company, unless Indemnitee is determined according to the preceding paragraph of this Section 7 not to be entitled to indemnification for any liability or expense hereunder. In the event that Indemnitee is a party to or intervenes in any proceeding in which the validity of this Agreement is at issue or seeks an award in arbitration pursuant to the preceding paragraph of this Section 7 to enforce his rights under, or to recover damages for breach of, this Agreement, Indemnitee, if he prevails in whole or in part in such action, shall be entitled to recover from the Company and shall be indemnified by the Company against any expenses actually and reasonably incurred by him.

         (c) In any proceeding in which the validity or enforceability of this Agreement is at issue, or in which Indemnitee seeks an award in arbitration to enforce his rights hereunder, the Company shall have the burden of proving that Indemnitee is not entitled to indemnification hereunder.

8. EXCLUSIONS. No indemnification, reimbursement or payment shall be required of the Company hereunder:

         (a) With respect to any claim as to which Indemnitee shall have been adjudged by a court of competent jurisdiction to have acted with bad faith, willful misfeasance, or willful disregard of his duties, except to the extent that such court shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnify for such expenses as the court shall deem proper; or

         (b) With respect to any obligation of Indemnitee under Section 16(b) of the Exchange Act.

9. EXTRAORDINARY TRANSACTIONS The Company covenants and agrees that, in the event of any merger, consolidation or reorganization in which the Company is not the surviving entity, any sale of all or substantially all of the assets of the Company or any liquidation of the Company (each such event is hereinafter referred to as an "extraordinary transaction"), the Company shall use its best efforts to:

         (a) Obtain insurance in Indemnitee's favor from a reputable insurance carrier in reasonable amounts (if such insurance is available at commercially reasonable rates) for a period of not less than one (1) year from the date of such extraordinary transaction against any liability to which the indemnification provided in this Agreement relates;

         (b) Have the obligations of the Company under this Agreement expressly assumed by the survivor, purchaser or successor, as the case may be, in such extraordinary transaction; or


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         (c)      Otherwise adequately provide for the satisfaction of the
Company's obligations under this Agreement, in a manner acceptable to Indemnitee.

10. NO PERSONAL LIABILITY. Indemnitee agrees that neither the Directors, nor any officer, employee, representative or agent of the Company shall be personally liable for the satisfaction of the Company's obligations under this Agreement, and Indemnitee shall look solely to the assets of the Company for satisfaction of any claims hereunder.

11. SEVERABILITY. If any provision, phrase, or other portion of this Agreement should be determined by any court of competent jurisdiction to be invalid, illegal or unenforceable, in whole or in part, and such determination should become final, such provision, phrase or other portion shall be deemed to be severed or limited, but only to the extent required to render the remaining provisions and portions of the Agreement enforceable, and the Agreement as thus amended shall be enforced to give effect to the intention of the parties insofar as that is possible.

12. GOVERNING LAW. The parties hereto agree that this Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Delaware.

13. NOTICES. All notices, requests, demands and other communications hereunder shall be in writing and shall be considered to have been duly given if delivered by hand and receipted for by the party to whom the notice, request, demand or other communication shall have been directed, or mailed by registered mail with postage prepaid:

         (a)      If to the Company, to:
                  PracticeWorks, Inc.
                  1765 The Exchange
                  Suite 200
                  Atlanta, Georgia 30339
                  Attention:  Secretary

         (b)      If to Indemnitee, to:
                  2552 Berwick Walk
                  Snellville, Georgia 30078

14. TERMINATION. This Agreement may be terminated by either party upon not less than sixty (60) days prior written notice delivered to the other party, but such termination shall not in any way diminish the obligations of Company hereunder with respect to Indemnitee's activities prior to the effective date of termination. Indemnitee's right to indemnification and advancement of expenses pursuant to this Agreement shall continue regardless of whether Indemnitee has ceased for any reason to be a director of the Company and shall inure to the benefit of the heirs of Indemnitee and the executors and administrators of Indemnitee's estate.


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         This Agreement is and shall be binding upon and shall inure to the benefits of the parties hereto and their respective heirs, executors, administrators, successors and assigns.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.


INDEMNITEE                               PRACTICEWORKS, INC.


/s/ James A. Cochran                     /s/ James K. Price
------------------------------           -------------------------------------
James A. Cochran                         James K. Price
Senior Vice President, Chief             President and Chief Executive Officer
         Financial Officer


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                                    EXHIBIT I

                          CERTIFICATE OF INCORPORATION

                                   ARTICLE XI.

         A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director of the Corporation, except to the extent that such exemption from liability or limitation thereof is not permitted under the Delaware General Corporation Law as currently in effect or as the same may hereafter be amended.

                                     BYLAWS


SECTION 7.4.               INDEMNIFICATION.

         (a) The Corporation shall indemnify to the full extent permitted by law any person made or threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person or such person's testator or intestate is or was a director or officer of the Corporation, is or was a director, officer, trustee, member, stockholder, partner, incorporator or liquidator of a Subsidiary of the Corporation, or serves or served at the request of the Corporation as a director, officer, trustee, member, stockholder, partner, incorporator or liquidator of or in any other capacity for any other enterprise. Expenses, including attorneys' fees and expenses, incurred by any such person in defending any such action, suit or proceeding shall be paid or reimbursed by the Corporation promptly upon demand by such person and, if any such demand is made in advance of the final disposition of any such action, suit or proceeding, promptly upon receipt by the Corporation of an undertaking of such person to repay such expenses if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation. The rights provided to any person by this by-law shall be enforceable against the Corporation by such person, who shall be presumed to have relied upon it in serving or continuing to serve as a director or officer or in such other capacity as provided above. In addition, the rights provided to any person by this by-law shall survive the termination of such person as any such director, officer, trustee, member, stockholder, partner, incorporator or liquidator and, insofar as such person served at the request of the Corporation as a director, officer, trustee, member, stockholder, partner, incorporator or liquidator of or in any other capacity for any other enterprise, shall survive the termination of such request as to service prior to termination of such request. No amendment of this by-law shall impair the rights of any person arising at any time with respect to events occurring prior to such amendment.

         (b) Notwithstanding anything contained in this Section 7.4, except for proceedings to enforce rights provided in this Section 7.4, the Corporation shall not be obligated under this Section 7.4 to provide any indemnification or any payment or reimbursement of expenses to any director, officer or other person in connection with a proceeding (or part thereof) initiated by such person (which shall not include counterclaims or cross-claims initiated by others) unless the


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Board of Directors has authorized or consented to such proceeding (or part thereof) in a resolution adopted by the Board.

         (c) For purposes of this by-law, the term "Subsidiary" shall mean any corporation, partnership, limited liability company or other entity in which the Corporation owns, directly or indirectly, a majority of the economic or voting ownership interest; the term "other enterprise" shall include any corporation, partnership, limited liability company, joint venture, trust, association or other unincorporated organization or other entity and any employee benefit plan; the term "officer," when used with respect to the Corporation, shall refer to any officer elected by or appointed pursuant to authority granted by the Board of Directors of the Corporation pursuant to
Section 5.1 of these by-laws, when used with respect to a Subsidiary or other enterprise that is a corporation, shall refer to any person elected or appointed pursuant to the by-laws of such Subsidiary or other enterprise or chosen in such manner as is prescribed by the by-laws of such Subsidiary or other enterprise or determined by the Board of Directors of such Subsidiary or other enterprise, and when used with respect to a Subsidiary or other enterprise that is not a corporation or is organized in a foreign jurisdiction, the term "officer" shall include in addition to any officer of such entity, any person serving in a similar capacity or as the manager of such entity; service "at the request of the Corporation" shall include service as a director or officer of the Corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries; any excise taxes assessed on a person with respect to an employee benefit plan shall be deemed to be indemnifiable expenses; and action by a person with respect to an employee benefit plan which such person reasonably believes to be in the interest of the participants and beneficiaries of such plan shall be deemed to be action not opposed to the best interests of the Corporation.

         (d) To the extent authorized from time to time by the Board of Directors, the Corporation may provide to (i) any one or more employees and other agents of the Corporation, (ii) any one or more officers, employees and other agents of any Subsidiary and (iii) any one or more directors, officers, employees and other agents of any other enterprise, rights of indemnification and to receive payment or reimbursement of expenses, including attorneys' fees, that are similar to the rights conferred in this Section 7.4 on directors and officers of the Corporation or any Subsidiary or other enterprise. Any such rights shall have the same force and effect as they would have if they were conferred in this Section 7.4.

         (e) Nothing in this Section 7.4 shall limit the power of the Corporation or the Board of Directors to provide rights of indemnification and to make payment and reimbursement of expenses, including attorneys' fees, to directors, officers, employees, agents and other persons otherwise than pursuant to this Section 7.4.


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                                   EXHIBIT II

                               FORM OF UNDERTAKING

         THIS UNDERTAKING has been entered into by James A. Cochran (hereinafter "Indemnitee") pursuant to an Indemnification Agreement dated March 5, 2001 (the "Indemnification Agreement") between PracticeWorks, Inc. (hereinafter "Company"), a Delaware corporation and Indemnitee.

                              W I T N E S S E T H :

         WHEREAS, pursuant to the Indemnification Agreement, Company agreed to pay Expenses (within the meaning of the Indemnification Agreement) as and when incurred by Indemnitee in connection with any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative, to which indemnitee was, is, or is threatened to be made a party by reason of facts which include Indemnitee's being or having been a director, officer or employee of the Company or a person who is serving or has served at the request of the Company as a director, officer, or trustee of another corporation, joint venture, trust or other enterprise;

         WHEREAS, a claim has been asserted against the Indemnitee and the Indemnitee has notified the company thereof in accordance with the terms of
Section 6 of the Indemnification Agreement (hereinafter the "Proceeding");

         WHEREAS, Indemnitee believes that Indemnitee should prevail in this proceeding and it is in the interest of both the Indemnitee and company to defend against the claim against Indemnitee thereunder.

         NOW THEREFORE, Indemnitee hereby agrees that in consideration of Company's advance payment of Indemnitee's Expenses incurred prior to a final disposition of the proceeding, Indemnitee hereby undertakes to reimburse the Company for any and all legal fees, costs and expenses paid by Company on behalf of the Indemnitee prior to a final disposition of the Proceeding in the event that Indemnitee is determined under the Applicable Document (within the meaning of the Indemnification Agreement) not to be entitled to indemnification. Such payments or arrangements for payments shall be consummated within ninety (90) days after a determination that Indemnitee is not entitled to indemnification and reimbursement pursuant to the Indemnification Agreement and applicable law.

         IN WITNESS WHEREOF, the undersigned has set his/her hand this 5th day of March, 2001.


                                                      /s/ James A. Cochran
                                                      --------------------
                                                      James A. Cochran